BUZZFEED, INC. REPORTS Q1 2025 RESULTS AND CONTINUES TO ADVANCE HIGH-MARGIN REVENUE LINES AND STRATEGY FOR LONG-TERM GROWTH
Company Taps AI to Amplify Human Creativity, Audience Engagement, and Efficiency Tools Across Publishing Business
NEW YORK – (May 7, 2025) – BuzzFeed, Inc. (“BuzzFeed” or the “Company”) (Nasdaq: BZFD) today announced its financial results for the quarter ended March 31, 2025. The Company continued to execute on its strategy to improve profitability, expand scalable, high-margin revenue streams, and invest in future-oriented innovation.
“This quarter reflects the strength of our core publishing business and the momentum we’re building with AI-assisted tools,” said Jonah Peretti, BuzzFeed Founder and CEO. “Editorial output increased this quarter, and a new AI tool we’re piloting improved pageviews per article by an average of 25%. We’re also seeing new user behaviors emerge as audiences engage with AI-powered creation formats on BuzzFeed, and we’re excited to build on that with the development of BF Island.”
“We started 2025 with strong execution and continued margin improvement,” said Matt Omer, BuzzFeed CFO. “Affiliate commerce and programmatic advertising remain our most efficient revenue streams, both growing again this quarter. Importantly, both net loss from continuing operations and Adjusted EBITDA1 improved relative to the year-ago period, above and beyond the cost savings from the Q1 2024 restructuring. We’re confident in our roadmap for disciplined investment in innovation, while strengthening our foundation for long-term, sustainable growth.”
First Quarter 2025 Financial and Operational Highlights for Continuing Operations2
●Total revenue was $36.0 million, compared to $37.0 million in Q1 2024, which includes the expected decline in our lower-margin, direct-sold business.
○Advertising revenue grew to $21.4 million, compared to $20.9 million in Q1 2024.
●This was driven by a $2.5 million increase in programmatic revenue, which offset a $2.1 million decline in direct-sold ads.
○Content revenue declined to $4.4 million, from $6.7 million in Q1 2024.
●This was driven by a $3.2 million decline in direct-sold content deals, partially offset by a $0.9 million increase in studio (reflecting variability based on project timing).
○Commerce and other revenue increased to $10.2 million, compared to $9.3 million in Q1 2024.
●This was supported by a $1.0 million increase in organic affiliate commerce.
●Net loss from continuing operations improved to $12.5 million, from $27.0 million in Q1 2024, largely reflecting benefits from the Company’s 2024 restructuring.
●Adjusted EBITDA loss improved to $5.9 million, from $14.4 million in Q1 2024, a year-over-year improvement of $8.5 million.
●Time Spent3 across BuzzFeed’s properties modestly increased to 67.9 million hours, compared to 67.3 million hours in Q1 2024, demonstrating consistent audience engagement.
1 As used throughout, Adjusted EBITDA is a non-GAAP financial measure. Refer to “Non-GAAP Financial Measures” below for a description of how it is calculated and the tables at the back of this earnings release for a reconciliation of our GAAP and non-GAAP financial results.
2 The historical financial results of Complex Networks and First We Feast have been reflected as discontinued operations in our condensed consolidated financial statements. Amounts presented throughout this earnings release are on a continuing operations basis.
3 Refer to the definition of “Time Spent” below.

○BuzzFeed.com ranks as the #1 individual media brand in the U.S. for time spent — surpassing every individual competitor from any major digital or legacy media group. This holds true for both total Time Spent as well as Time Spent by Gen Z and Millennial audiences.
○BuzzFeed.com reached 32.9 million hours in Q1 2025, a 7% year-over-year increase.

Business and Content Highlights
●Both programmatic advertising and affiliate commerce delivered year-over-year growth for the fourth consecutive quarter.
●Organic affiliate commerce continues to be a growth engine, powered by strong product discovery experiences and contextual integration across BuzzFeed’s owned and operated properties.
●BuzzFeed continues to shift toward direct audience relationships: the majority (62%) of U.S. BuzzFeed.com traffic now comes from direct visits, internal referrals, and app activity — reducing reliance on social platforms and increasing resilience to algorithm changes.
Confirming Full Year 2025 Financial Outlook
●Revenue expected in the range of $195 million to $210 million, representing 3-10% growth year-over-year.
●Adjusted EBITDA expected in the range of $10 million to $20 million, an improvement of approximately $10 million year-over-year at the midpoint.
These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to “Forward-Looking Statements” below for information on factors that could cause our actual results to differ materially from these forward-looking statements.
Refer to “Non-GAAP Financial Measures” below for a description of how Adjusted EBITDA is calculated. While Adjusted EBITDA is a non-GAAP financial measure, we have not provided guidance for the most directly comparable GAAP financial measure — net income (loss) from continuing operations — due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary to forecast such a measure. Accordingly, a reconciliation of non-GAAP guidance for Adjusted EBITDA to the corresponding GAAP measure is not available.
Quarterly Conference Call
BuzzFeed’s management team will hold a conference call to discuss our first quarter 2025 results today, May 7, at 2:00 PM ET. The call will be available via webcast at investors.buzzfeed.com under the heading News and Events, and parties interested in participating must register at the same location. While it is not required, it is recommended you join 5 minutes prior to the event start time. A replay of the call will be made available at the same URL.
We have used, and intend to continue to use, the Investor Relations section of our website at investors.buzzfeed.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Definitions
BuzzFeed reports revenues across three primary business lines: Advertising, Content, and Commerce and other. The definition of “Time Spent” is also set forth below.
●Advertising revenues are primarily generated from advertisers, both programmatically and directly, for ads distributed against our editorial and news content, including display, pre-roll, and mid-roll video products. We distribute these ad products across our owned and operated sites as well as third-party platforms, primarily YouTube and Apple News.

●Content revenues are primarily generated from clients for custom assets, including both long-form and short-form content, from branded quizzes to Instagram takeovers to sponsored content. Studio generally includes revenue from films, content licensing, TV projects, and other projects inspired by BuzzFeed IP.
●Commerce and other revenues consist primarily of affiliate commissions earned on transactions initiated from our editorial shopping content. Revenues from our product licensing businesses are also included here.
●Time Spent captures the time audiences spend engaging with our content across our owned and operated sites, as well as YouTube and Apple News, as measured by Comscore. This metric excludes time spent with our content on platforms for which we have minimal advertising capabilities that contribute to our advertising revenues, including Instagram, TikTok, Facebook, Snapchat, and X (formerly Twitter). There are inherent challenges in measuring the total actual number of hours spent with our content across all platforms; however, we consider the data reported by Comscore to represent industry-standard estimates of the time actually spent on our largest distribution platforms with our most significant monetization opportunities.
About BuzzFeed, Inc.
BuzzFeed, Inc. is home to the best of the Internet. Across entertainment, news, food, pop culture, and commerce, our brands drive conversation and inspire what audiences watch, read, and buy now — and into the future. Born on the Internet in 2006, BuzzFeed is committed to making it better: providing trusted, quality, brand-safe news and entertainment to hundreds of millions of people; making content on the Internet more inclusive, empathetic, and creative; and inspiring our audience to live better lives.
Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures and represent key metrics used by management and our board of directors to measure the operational strength and performance of our business, to establish budgets, and to develop operational goals for managing our business. We define Adjusted EBITDA as net loss from continuing operations, excluding the impact of net income (loss) attributable to noncontrolling interests, income tax provision, interest expense, net, other (income) expense, net, depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, restructuring costs, and other non-cash and non-recurring items that management believes are not indicative of ongoing operations. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue for the same period.
We believe Adjusted EBITDA and Adjusted EBITDA margin are relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by our management. There are limitations to the use of Adjusted EBITDA and Adjusted EBITDA margin and our Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.
Adjusted EBITDA and Adjusted EBITDA margin should not be considered a substitute for measures prepared in accordance with GAAP. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data.
Forward-Looking Statements
Certain statements in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts (including our outlook for 2025), or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “affect,” “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: (1) macroeconomic factors including: adverse economic conditions in the United States and globally, including the potential onset of recession; potential government shutdowns or failure to raise the U.S. federal debt ceiling; current global supply chain disruptions; the ongoing conflicts between Russia and Ukraine and between Israel and Hamas and any related sanctions and geopolitical tensions, and further escalation of trade tensions between the U.S. and its trading partners; tariffs; the inflationary environment; and the competitive labor market; (2) developments relating to our competitors and the digital media industry, including overall demand of advertising in the markets in which we operate; (3) demand for our products and services or changes in traffic or engagement with our brands and content; (4) changes in the business and competitive environment in which we and our current and prospective partners and advertisers operate; (5) our future capital requirements, including, but not limited to, our ability to obtain additional capital in the future, to repurchase our $29.7 million aggregate principal amount of unsecured convertible notes due 2026 (i.e., the “Notes”) upon a fundamental change such as the delisting of our Class A common stock, at their maturity, or upon the holders of the Notes requiring repayment of their Notes on or after May 31, 2025, any restrictions imposed by, or commitments under, the indenture governing the Notes or agreements governing any future indebtedness, and any restrictions on our ability to access our cash and cash equivalents; (6) developments in the law and government regulation, including, but not limited to, revised foreign content and ownership regulations, and the outcomes of legal proceedings, regulatory disputes, or governmental investigations to which we are subject; (7) the benefits of our restructuring; (8) our success divesting of companies, assets, or brands we sell, or in integrating and supporting the companies we acquire; (9) our success in launching new products or platforms, including any new social media platform; (10) technological developments including artificial intelligence; (11) our success in retaining or recruiting, or changes required in, officers, other key employees or directors; (12) use of content creators and on-camera talent and relationships with third parties managing certain of our branded operations outside of the United States; (13) the security of our information technology systems or data; (14) disruption in our service, or by our failure to timely and effectively scale and adapt our existing technology and infrastructure; (15) our ability to maintain the listing of our Class A common stock and warrants on The Nasdaq Stock Market LLC; and (16) those factors described under the sections entitled “Risk Factors” in the Company’s annual and quarterly filings with the Securities and Exchange Commission.
Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.
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Contacts
Media Contact: juliana.clifton@buzzfeed.com
Investor Relations: investors@buzzfeed.com

BUZZFEED, INC.
Financial Highlights
(Unaudited, dollars in thousands)

	Three Months Ended March 31,		% Change
	2025	2024
Advertising	$21,387	$20,944	2%
Content	4,424	6,735	(34)%
Commerce and other	10,210	9,330	9%
Total revenue	$36,021	$37,009	(3)%
Loss from continuing operations	$(13,742)	$(23,466)	41%
Net loss from continuing operations	$(12,461)	$(26,950)	54%
Adjusted EBITDA	$(5,894)	$(14,367)	59%

BUZZFEED, INC.
Condensed Consolidated Balance Sheets
(Unaudited, dollars and shares in thousands, except per share amounts)

	March 31, 2025 (Unaudited)	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$34,326	$38,648
Accounts receivable (net of allowance for doubtful accounts of $910 as at March 31, 2025 and $1,039 as at December 31, 2024)	36,455	48,944
Prepaid expenses and other current assets	17,248	13,294
Total current assets	88,029	100,886
Property and equipment, net	5,023	6,195
Right-of-use assets	23,914	28,562
Capitalized software costs, net	22,950	22,653
Intangible assets, net	12,387	11,751
Goodwill	43,304	43,304
Prepaid expenses and other assets	7,642	8,047
Total assets	$203,249	$221,398

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$7,314	$14,251
Accrued expenses	22,212	18,881
Deferred revenue	2,729	555
Accrued compensation	13,546	11,668
Current lease liabilities	21,423	22,084
Current debt	23,690	25,518
Other current liabilities	5,182	3,879
Total current liabilities	96,096	96,836
Noncurrent lease liabilities	9,929	15,138
Warrant liabilities	543	1,778
Other liabilities	389	704
Total liabilities	106,957	114,456

Commitments and contingencies

Stockholders’ equity
Class A Common stock, $0.0001 par value; 700,000 shares authorized; 37,182 and 37,025 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	3	3
Class B Common stock, $0.0001 par value; 20,000 shares authorized; 1,343 and 1,343 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	1	1
Additional paid-in capital	731,734	730,369
Accumulated deficit	(634,535)	(621,864)
Accumulated other comprehensive loss	(3,407)	(3,735)
Total BuzzFeed, Inc. stockholders’ equity	93,796	104,774
Noncontrolling interests	2,496	2,168
Total stockholders’ equity	96,292	106,942
Total liabilities and stockholders’ equity	$203,249	$221,398

BUZZFEED, INC.
Condensed Consolidated Statements of Operations
(Unaudited, dollars and shares in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenue	$36,021	$37,009
Costs and expenses
Cost of revenue, excluding depreciation and amortization	23,492	27,139
Sales and marketing	4,258	8,378
General and administrative	14,362	16,249
Research and development	3,066	3,230
Depreciation and amortization	4,585	5,479
Total costs and expenses	49,763	60,475
Loss from continuing operations	(13,742)	(23,466)
Other income (expense), net	1,298	(556)
Interest expense, net	(1,171)	(2,209)
Change in fair value of warrant liabilities	1,234	(37)
Loss from continuing operations before income taxes	(12,381)	(26,268)
Income tax provision	80	682
Net loss from continuing operations	(12,461)	(26,950)
Net loss from discontinued operations, net of tax	—	(8,832)
Net loss	(12,461)	(35,782)
Less: net income (loss) attributable to noncontrolling interests	210	(53)
Net loss attributable to BuzzFeed, Inc.	$(12,671)	$(35,729)
Net loss from continuing operations attributable to holders of Class A and Class B common stock:
Basic and diluted	$(12,671)	$(26,897)
Net loss from continuing operations per Class A and Class B common share:
Basic and diluted	$(0.33)	$(0.74)
Weighted average common shares outstanding:
Basic and diluted	38,683	36,578

BUZZFEED, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, USD in thousands)

	Three Months Ended March 31,
	2025	2024
Operating activities:
Net loss	$(12,461)	$(35,782)
Less: net loss from discontinued operations, net of tax	—	8,832
Net loss from continuing operations	(12,461)	(26,950)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,585	5,479
Unrealized gain foreign currency	(501)	(46)
Stock based compensation	1,377	704
Change in fair value of warrants	(1,234)	37
Amortization of debt discount and deferred issuance costs	546	489
Deferred income tax	3	493
Provision for doubtful accounts	(129)	(74)
Non-cash lease expense	4,716	4,261
Changes in operating assets and liabilities:
Accounts receivable	13,131	28,912
Prepaid expenses and other current assets	(3,163)	1,085
Accounts payable	(6,886)	(23,184)
Accrued compensation	1,372	6,253
Accrued expenses, other current liabilities, and other liabilities	4,277	3,315
Lease liabilities	(5,952)	(5,115)
Deferred revenue	1,663	488
Cash provided by (used in) operating activities from continuing operations	1,344	(3,853)
Cash used in operating activities from discontinued operations	—	(9,446)
Cash provided by (used in) operating activities from continuing operations	1,344	(13,299)

Investing activities:
Capital expenditures	(388)	(88)
Capitalization of internal-use software	(3,128)	(3,330)
Business combination, net of cash acquired	(233)	—
Proceeds from sale of asset	300	—
Cash used in investing activities from continuing operations	(3,449)	(3,418)
Cash provided by investing activities from discontinued operations	—	108,575
Cash (used in) provided by investing activities	(3,449)	105,157

Financing activities:
Payment for shares withheld for employee taxes	(25)	—
Borrowings on Revolving Credit Facility	—	(33,837)
Payment of consent solicitation fees	(2,089)	—
Payment on Convertible Notes	(285)	(30,900)
Proceeds from the issuance of common stock in connection with the at-the-market offering, net of issuance costs	(55)	—
Payment of early termination fee for Revolving Credit Facility	—	(500)
Payment of deferred issuance costs	—	(591)
Cash used in financing activities	(2,454)	(65,828)
Effect of currency translation on cash and cash equivalents	237	(160)
Net (decrease) increase in cash and cash equivalents	(4,322)	25,870
Cash and cash equivalents at beginning of period	38,648	35,637
Cash and cash equivalents and restricted cash at end of period	$34,326	$61,507

BUZZFEED, INC.
Reconciliation of GAAP to Non-GAAP
(Unaudited, USD in thousands)

	Three Months Ended March 31,
	2025	2024
Net loss from continuing operations	$(12,461)	$(26,950)
Income tax provision	80	682
Interest expense, net	1,171	2,209
Other (income) expense, net	(1,298)	556
Depreciation and amortization	4,585	5,479
Stock-based compensation	1,377	704
Change in fair value of warrant liabilities	(1,234)	37
Restructuring(1)	1,886	2,916
Adjusted EBITDA	$(5,894)	$(14,367)
Adjusted EBITDA margin	(16.4)%	(38.8)%
Net loss from continuing operations as a percentage of revenue(2)	(34.6)%	(72.8)%
________________________________

(1) We exclude restructuring expenses from our non-GAAP measures because we believe they do not reflect expected future operating expenses, they are not indicative of our core operating performance, and they are not meaningful in comparison to our past operating performance.

(2) Net loss from continuing operations as a percentage of revenue is included as the most comparable GAAP measure to Adjusted EBITDA margin, which is a Non-GAAP measure.